CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated April 11, 1997 accompanying the financial statements of Delaware-Voyageur Tax-Exempt Trust, Series 6 as of February 28, 1997 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

      We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "INDEPENDENT AUDITORS".


                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 16, 1997